Exhibit 99.1

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-626-5226

kellers@rushenterprises.com

Karen S. Konecny, 830-626-5102

konecnyk@rushenterprises.com

RUSH ENTERPRISES, INC. ADOPTS $40 MILLION STOCK REPURCHASE PROGRAM

SAN ANTONIO, Texas, February 4, 2014 — Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that its Board of Directors approved a new stock repurchase program authorizing the Company to repurchase, from time to time in the next year, up to an aggregate of $40 million of its shares of Class A common stock, $.01 par value per share, and/or Class B common stock, $.01 par value per share. The new stock repurchase program replaces the previous $40 million stock repurchase program that was set to expire on February 11, 2014.

"We believe that purchasing our common stock represents an attractive opportunity to benefit the long-term interests of the Company and its shareholders. The new stock repurchase program reflects our confidence in the Company’s future growth and our commitment to return capital to our shareholders,” said W. M. “Rusty” Rush, Chief Executive Officer and President of Rush Enterprises, Inc.

Repurchases will be made at times and in amounts as the Company deems appropriate and will be made through open market transactions, privately negotiated transactions and other lawful means at the Company’s discretion. The manner, timing and amount of any repurchases will be determined by the Company based on an evaluation of market conditions, stock price and other factors, including those related to the ownership requirements of its dealership agreements with Peterbilt. The stock repurchase program expires on February 3, 2015, and may be suspended or discontinued at any time. While the stock repurchase program does not obligate the Company to acquire any particular amount or class of common stock, the Company anticipates that it will be repurchasing primarily shares of its Class B common stock.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier service provider to the commercial vehicle industry and owns and operates the largest network of commercial vehicle dealerships in the United States, representing truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, IC Bus and Blue Bird. The Company's vehicle centers are strategically located in high traffic areas on or near major highways throughout the United States. These one-stop centers offer an integrated approach to meeting customer needs — from sales of new and used vehicles to aftermarket parts, service and body shop operations plus a wide array of financial services, including financing, insurance, leasing and rental. Rush Enterprises' operations also provide vehicle up-fitting, chrome accessories and tires. For more information, please visit www.rushenterprises.com.

The Rush Enterprises, Inc. logo is available at

http://www.globenewswire.com/newsroom/prs/?pkgid=3352

Certain statements contained herein, including those concerning the Company’s future growth and expectations about its stock repurchase program, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, product introductions and acceptance, changes in industry practices, onetime events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission.